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                                                                EXHIBIT 4.2
                                DEED OF HYPOTHEC



ON the Thirtieth (30th) day of October, Nineteen hundred and ninety-seven
(1997),

BEFORE Me Kevin Leonard, the undersigned Notary for the Province of Quebec, practising in the City of Montreal

APPEARED: PCI CHEMICALS CANADA INC./PRODUITS CHIMIQUES PCI CANADA INC., a corporation duly incorporated pursuant to the New Brunswick Business Corporations Act (New Brunswick), having its registered office at 44 Chipman Hill, Suite 1000, in the City of Saint John, Province of New Brunswick, E2L 4S6, herein acting and represented by Robert C. Williams, its representative, hereunto duly authorized in virtue of a resolution of the board of directors of the said corporation duly adopted on the Twenty-ninth (29th) day of October, Nineteen hundred and ninety-seven (1997), a certified copy of which remains hereto annexed after having been acknowledged true and signed for identification by the said representative in the presence of the undersigned Notary (hereinafter referred to as the "GRANTOR");

                                                         PARTY OF THE FIRST PART

AND: UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having a place of business at 114 West 47th Street, in the City of New York, State of New York, USA, 10036-1532, herein acting and represented by Rita Lc de Santis, duly authorized as she so declares, hereinacting for its own account and for the account of, and as holder of an irrevocable power of attorney of, the Trustee, the Administrative Agent, the Noteholders and the Lenders (hereinafter referred to as the "COLLATERAL AGENT").

                                                        PARTY OF THE SECOND PART


WHICH PARTIES HAVE DECLARED AND AGREED, IN THE PRESENCE OF THE UNDERSIGNED NOTARY, AS FOLLOWS:
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1.               DEFINITIONS:     The following words or expressions, wherever
used in this Deed, shall have the following meanings:

                 1.1 "ACCESSORIES" means any interest, interest on interest, indebtedness resulting from exchange rate fluctuations, legal fees, charges, costs of realization, expenses, insurance premiums, Taxes and sums incurred by the Collateral Agent, acting for its own account or for the account of the Trustee, the Administrative Agent, the Noteholders or the Lenders to protect, preserve or enforce its rights under this Deed and the security herein created;

                 1.2 "ACCOUNTS RECEIVABLE" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to any and all present and future accounts and any other right of Grantor to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance;

                 1.3      "ACM has the meaning ascribed thereto in section
7.24;

                 1.4 "ADDITIONAL UNDERTAKING" means (i) cash or cash equivalents or (ii) a Surety Bond, an Additional Undertaking Guarantee or an Additional Undertaking Letter of Credit which is provided by a Person, whose long-term unsecured debt is rated at least "AA" (or equivalent) by a nationally recognized statistical rating agency and is otherwise satisfactory to the Collateral Agent; Additional Undertakings are addressed directly to the Collateral Agent and name the Collateral Agent as the beneficiary thereof and the party entitled to make claims thereunder;

                 1.5 "ADDITIONAL UNDERTAKING GUARANTEE" means the unconditional guarantee of payment of any corporation or partnership organized and existing under the laws of the United States of America or any State or the District of Columbia or Canada or province thereof that has a long-term unsecured debt rating satisfactory to the Collateral Agent at the time such guarantee is delivered, given to the Collateral Agent, accompanied by an opinion of counsel to such guarantor to the effect that such guarantee has been duly authorized, executed and delivered by such guarantor and constitutes the legal, valid and binding obligation of such guarantor enforceable against such guarantor by the
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Collateral Agent in accordance with its terms, subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Hypothec for which such guarantee will be given, such guarantee and accompanying opinion are responsive to the requirements of this Deed of Hypothec;

                 1.6 "ADDITIONAL UNDERTAKING LETTER OF CREDIT" means a clean, irrevocable, unconditional letter of credit in favour of the Collateral Agent and entitling the Collateral Agent to draw thereon in the City of New York issued by a bank satisfactory to the Collateral Agent, accompanied by an opinion of counsel to such bank to the effect that such letter of credit has been duly authorized, executed and delivered by such bank and constitutes the legal, valid and binding obligation of such bank enforceable against such bank by the Collateral Agent in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Hypothec for which such letter of credit will be given, such letter of credit and accompanying opinion are responsive to the requirements of this Deed of Hypothec;

                 1.7 "ADMINISTRATIVE AGENT" means Bank of America National Trust and Savings Association, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to the Term Loan Agreement;

                 1.8      "ALTERATION" has the meaning ascribed thereto in
section 7.22;

                 1.9 "ARCHITECT'S CERTIFICATE" has the meaning ascribed thereto in section 7.21.4.3;

                 1.10 "BOND" means the Bond of even date herewith issued by PAI to and in favour of the Collateral Agent, in the principal amount of One Hundred and Forty Million Dollars ($140,000,000) in lawful currency of Canada, together with all renewals thereof, substitutions thereafter and supplements thereto;
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                 1.11     "BOND PLEDGE AGREEMENT" means the Bond Pledge
Agreement of even date between PAI and the Collateral Agent, as same may be amended, supplemented or restated from time to time;

                 1.12 "BUILDINGS" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to
(i) any and all present and future structures and works of a permanent nature located, from time to time in, on or upon the Lands, including, without limitation, all buildings, structures, facilities, accessories, appurtenances and other improvements (including present and future parking areas) located from time to time in, on or upon the Lands, (ii) any and all present and future movable property which is deemed by Law to be immovable for purposes of hypothecation located or incorporated from time to time therein, thereon or thereupon, and (iii) any and all alterations, reconstructions, additions or expansions to and all repairs or replacements of any such property during the term of this Deed;

                 1.13 "CERTIFICATE OF LOCATION" means the certificate of location prepared by Mr. Gaston Lemay, Quebec Land Surveyor, dated October 14, 1997, bearing his minute number 2812 (his file number 4-14614-C-1);

                 1.14 "CLAIMS" means the universality consisting of all the right, title and interest which the Grantor has from time to time, directly or indirectly, in and to any and all present and future claims in respect of the Immovable Property, the Leases, the Licenses, the Contracts, the Equipment, the Securities and the Intellectual Property, including, without limitation, solely to the extent they relate to the Immovable Property, the Leases, the Licenses, the Contracts, the Equipment, the Securities and the Intellectual Property: (a) all accounts, accounts receivable, book accounts, book debts, debts, claims, customer accounts, bank accounts, rentals, revenues, income, loans receivable, choses in action, judgments, proceeds of sale, bills of exchange, notes, negotiable instruments, letters of credit or guarantees, promissory notes, rebates, refunds, amounts owing by or claimable from the Crown, state or government (or any departments, agents or agencies thereof), warehouse receipts, bills of lading and any other amounts or demands of every nature and kind howsoever arising, whether or not secured, which are now or become hereafter due or owing to the Grantor; (b) all security present or future including all legal or conventional hypothecs, held from
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time to time by the Grantor; (c) the benefit of all guarantees and indemnities for the performance of the obligations of any party to which the Grantor is or may become entitled; (d) all indemnities, insurance proceeds and expropriation proceeds received, which may be received or to which the Grantor is or may become entitled, the hypothecation of which would not result in an immovable hypothec; (e) the benefit of any contractor's, manufacturer's and supplier's warranties which relate to the Equipment: (f) all proceeds of sale, lease or other disposition of any part or parts of the Hypothecated Property; and (g) all Rents, the hypothecation of which would not result in an immovable hypothec; provided that, for greater certainty, Immovable Claims are excluded from "Claims" and further provided that all Accounts Receivable, Contract Rights and General Intangibles are also excluded;

                 1.15 "CLOSING DATE" has the meaning ascribed thereto in the Purchase Agreement;

                 1.16 "COLLATERAL AGENT" means the Party of the Second Part and its successors and permitted assigns;

                 1.17 "COLLATERAL ACCOUNT" has the meaning ascribed thereto in the Intercreditor and Collateral Agency Agreement;

                 1.18 "COLLATERAL PROCEEDS" has the meaning ascribed thereto in the Indenture;

                 1.19 "CONTRACT RIGHT" means the universality consisting of all right, title and interest which the Grantor has from time to time in and to any payment under any contract (now existing or hereafter arising) for the sale or lease of goods or the rendering of services, which right is not yet earned by performance;

                 1.20 "CONTRACTS" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to
(a) any and all present and future contracts, leases, options, subcontracts, agreements, service agreements, warranties, purchase orders, construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, servitudes, transmission capacity agreements, public utility contracts and other agreements, the whole as they relate to Immovable Property to which the Grantor is or may become entitled, or any part or parts thereof and all
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extensions, amendments, renewals or substitutions thereof or therefore which may hereafter be affected or entered into and all benefits, power, and advantage of the Grantor, and (b) any and all licences, permits, approvals, certificates and agreements with or from the Crown, state or government (or any departments, agents or agencies thereof) relating directly or indirectly to the Immovable Property or the Movable Property, (c) any and all existing or future agreements of purchase and sale, options to purchase or mortgage, loan or other financing commitment affecting the Hypothecated Property or any part or parts thereof (but excluding all proceeds and other moneys now due and payable or hereafter to become due and payable thereunder which, for certainty, constitute Claims) and all benefits, power and advantage of the Grantor to be derived therefrom, and the benefit of all covenants, obligations, agreements, representations, warranties and undertakings in favour of the Grantor relating to the Immovable Property or the Movable Property; provided that, for greater certainty, Leases and Contract Rights are excluded from "CONTRACTS";

                 1.21 "DEED" means collectively this Deed of Hypothec, all of the Schedules hereto, and every deed amending, supplementing or implementing the same; "this Deed", "these presents", "hereto", "herein", "hereof", "hereby", "hereunder", and any similar expressions refer to this Deed and not to any particular Article or other portion thereof;

                 1.22     "DESTRUCTION" has the meaning ascribed thereto in
section 7.21.1;

                 1.23 "ENVIRONMENT" means all components of the earth, including, without limitation, air (and all layers of the atmosphere), land (and all surface and subsurface soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include components referred to above in this definition of "Environment";

                 1.24 "ENVIRONMENTAL LAWS" means all applicable Laws relating to the Environment, Hazardous Substances, pollution or protection of the Environment, including Laws relating to: (i) on site or off-site contamination; (ii) chemical substances or products; (iii) Releases of pollutants, contaminants, chemicals or other industrial, toxic or radioactive substances or Hazardous Substances into the Environment;
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and (iv) the manufacture, processing, distribution, use, treatment, storage, transport, packaging, labelling, sale, recycling, disposal, destruction, incineration, burial, advertising, display or handling of Hazardous Substances;

                 1.25 "EQUIPMENT" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to any and all present and future equipment now owned or hereafter acquired by the Grantor including, without limitation, all plants, facilities, machinery, tools, equipment, computer equipment, software, office furniture, furnishings, motor vehicles, towers, antennas, distribution systems and all components thereof, hardware, cables, fibre optic cables, switches, amplifiers, associated devices and rolling stock as well as any and all movable equipment used in connection with the operation, security, maintenance, management, cleaning, landscaping, snow removal, repairs and improvements to the Lands or the Buildings; and all accessories, additions, attachments, improvements, substitutions and replacements therefor and all accessories related thereto and all licenses and other rights and all records, files, software, charts, plans, drawings, specifications, manuals and documents relating thereto;

                 1.26     "ESTIMATE" has the meaning ascribed thereto in
section 7.21.4.3;

                 1.27 "EVENT OF DEFAULT" has the meaning ascribed thereto in Article 8;

                 1.28     "EXCLUDED PROPERTY" means (i) the Accounts Receivable,
(ii) the Inventory, (iii) the General Intangibles, (iv) the Contract Rights,
(v) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of the Grantor now or hereafter with the agent, any lender or any participant under the Grantor's working capital loan facility and any and all property of every kind or description of or in the name of the Grantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to the Grantor's credit on the books of, such agent, any agent or bailee for such agent, any such lender, or any such participant, (vi) to the extent related to the property described in clauses (i) through (v) above, all books, correspondence, credit files, records, invoices and other papers and documents, including without limitation, to the extent so related, all
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tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including business interruption insurance and any credit insurance, and (vii) all products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any property described above, any returns of Inventory sold by the Grantor, and the proceeds of any insurance covering any of the property described above) of any of the foregoing;

                 1.29 "GENERAL INTANGIBLES" means the universality consisting of all of the right, title and interest which the Grantor has from time to time in and to all present and future incorporeal property, to the extent that any of the foregoing arises out of or relates to Accounts Receivable or Inventory, including without limitation, all right, title and interest of the Grantor in and to: (i) all tax refunds and tax refund claims;
(ii) registered and unregistered patents, service marks, copyrights and applications for any of the foregoing; and (iii) all trade secrets and other confidential information relating to the business of the Grantor, in each case to the extent that any of the foregoing arises out of or relates to Accounts Receivable or Inventory;

                 1.30 "GOVERNMENTAL AUTHORITY" means the country, state, province, county, city and political subdivisions in which any Person or such Person's property is located or which exercises valid jurisdiction over any such Person or such Person's property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercise valid jurisdiction over any such Person or such Person's property; unless otherwise specified, all references to "Governmental Authority" herein means a Governmental Authority having jurisdiction over, where applicable, the Grantor;

                 1.31 "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including, without limitation, Environmental Laws, energy regulations and occupational safety and health standards or controls, of any Governmental Authority;
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                 1.32     "GRANTOR" means the Party of the First Part and its
successors and permitted assigns;

                 1.33 "HAZARDOUS SUBSTANCE" means any Substance which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any applicable Environmental Laws;

                 1.34 "HYPOTHEC OBLIGATIONS" means all of the obligations, liabilities and indebtedness of the Grantor to the Collateral Agent, the Administrative Agent, the Trustee, the Lenders and the Noteholders, or any one of them, from time to time, whether present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, as principal or surety, alone or with others (including principal, interest, interest on interest, accessories, and all other expenses incurred from time to time by the Collateral Agent, the Administrative Agent, the Trustee, the Lenders or the Noteholders for the protection of their rights, or in pursuance of their recourses hereunder or at Law) under or in respect of or arising from this Deed, as same may be amended, restated or supplemented from time to time;

                 1.35 "HYPOTHECATED PROPERTY" means the universality comprising all of the Grantor's property, rights, interests and assets, movable and immovable, corporeal and incorporeal, both present and future, of whatsoever nature or kind and wheresoever situate, including, without limitation, the Immovable Property and the Movable Property, but excluding the Excluded Property.

                 1.36 "IMMOVABLE CLAIMS" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to any and all present and future immovable claims directly or indirectly held or enjoyed by the Grantor including, without limitation, all Rents which may be received or to which the Grantor is or may become entitled in connection with the Leases, the hypothecation of which would result in an immovable hypothec, and all immovable insurance proceeds;

                 1.37 "IMMOVABLE PROPERTY" means collectively the Lands, the Buildings, the Immovable Claims and all other present and future immovable property, assets or rights of the Grantor;
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                 1.38     "INDENTURE" means the Indenture of even date among
the Grantor, as issuer, Pioneer Americas Acquisition Corp, PAI, certain other guarantors thereunder, the Trustee, as trustee for the Noteholders, and the Collateral Agent, as same may be amended, supplemented or restated from time to time;

                 1.39 "INDENTURE OBLIGATIONS" means all of the obligations, liabilities and indebtedness of the Grantor to the Collateral Agent, the Trustee and the Noteholders, or any one of them, from time to time, whether present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others (including principal, interest, interest on interest, accessories, and all other expenses incurred from time to time by the Collateral Agent, the Trustee or the Noteholders for the protection of their rights, or in pursuance of their recourses hereunder or at Law) under or in respect of or arising from:

                 1.39.1   the Indenture; and
                 1.39.2   the Notes;

or any one or more of the aforesaid as the same may be amended, restated or supplemented from time to time;

                 1.40 "INSURANCE PROCEEDS" has the meaning ascribed thereto in section 7.21.1;

                 1.41 "INTELLECTUAL PROPERTY" means the universality consisting of any and all present and future goodwill of the Grantor, and the present and future right, title and interest of the Grantor in and to any and all patents and patents pending, registered and unregistered trademarks, trade or brand names, service marks, copyrights, industrial designs, formulae, processes, trade secrets or inventions, licenses, permits and all other intellectual property; provided however, that General Intangibles are excluded from Intellectual Property;

                 1.42 "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means the Intercreditor and Collateral Agency Agreement of even date herewith, among the Trustee, the Collateral Agent, Pioneer Americas Acquisition Corp., PAI, the Grantor and Bank of America National Trust and Savings Association, as administrative agent and as agent under a
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certain revolving credit facility, as same may be amended, supplemented or restated from time to time;

                 1.43 "INVENTORY" means the universality consisting of all the right, title and interest which the Grantor has from time to time in and to any and all present and future movable inventory, goods, wares and merchandise, property in stock, raw materials, components, work in process, goods in transit, new and unused production, packing and shipping materials, and any other movable property directly or indirectly kept by or on behalf of the Grantor for sale, lease, processing, manufacture, transformation, packing, shipping, advertising, selling or furnishing of goods and services and all goods the sale or other disposition of which has given rise to an Account Receivable or Contract Right which are returned to and/or repossessed and/or stopped in transit by, or at any time hereafter, are in the possession or under the control of the Grantor or of any of its affiliates or of the agent or any lender under the Grantor's working capital loan facility, or any agent or bailee of any of them, and all documents of title or other documents representing same; provided however, that material used in connection with the operation, security, maintenance, management, cleaning, landscaping, snow removal, repairs and improvements to the Lands or Buildings are excluded from Inventory;

                 1.44 "LANDS" means all right, title, and interest of the Grantor in and to all present and future immovable property, including without limitation, the Lands described in the First Schedule hereto;

                 1.45 "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies and guidelines which are binding (or, if not binding, the observance of which are in accordance with the practice of the relevant industry in the jurisdiction concerned), or any provisions of the foregoing, including general principles of common and civil law and equity, binding on (or, if not binding, the observance of which are in accordance with the practice of the relevant industry in the jurisdiction concerned) the Person referred to in the context in which such word is used; and "LAW" means any one of such Laws;
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                 1.46     "LEASES" means the universality consisting of all
right, title and interest which the Grantor has from time to time in and to any and all present and future leases, offers to lease and other agreements to lease of the whole or any part of Lands or Buildings and any and all present or future agreements and licences whereby the Grantor gives any other Person the right to use or occupy the whole or any part of the Lands or Buildings, in each case for the time being in effect, and all revisions, alterations, modifications, amendments, extensions, renewals, replacements or substitutions thereof or therefor which may hereafter be effected or entered into but does not include registered servitudes, rights of superficies, or rights in the nature of a servitude, or a right of superficies;

                 1.47 "LENDERS" has the meaning ascribed thereto in the Term Loan Agreement;

                 1.48 "LICENSES" means all franchises, licenses, authorizations, approvals, permits and operating rights of the Grantor;

                 1.49 "LIEN" means, with respect to any property of any Person, any charge, mortgage, prior claims, pledge, hypothec, security interest, security under the Bank Act (Canada), lien, conditional sales (or other title retention agreement or lease in the nature hereof, lease (where such Person is the lessee of such property), servitudes, assignment, adverse claims, defect of title, restriction, trust, right of set-off or other encumbrance of any kind in respect of such property, whether or not filed, recorded or otherwise perfected under applicable law;

                 1.50 "MATERIAL ADVERSE EFFECT" means, as to any Person, asset or property, a material adverse effect on the business, assets, properties, condition (financial or other), operations or results of operations of such Person, asset or property, which effect is not adequately and effectively insured or indemnified against by a financially sound insurance company, and excepting effects arising solely out of general national economic conditions and/or effects arising solely out of matters affecting the industry in which such Person, asset or property conducts business a whole;

                 1.51 "MONEY" or "MONEYS" means those certain proceeds set forth in sections 7.21.1 and 7.21.2;
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                 1.52     "MOVABLE PROPERTY" means collectively the Claims, the
Contracts, the Equipment, the Intellectual Property, the Leases (other than
Rent payable thereunder), the Licenses, the Securities and all movable property, assets or rights, present and future, corporeal and incorporeal of the Grantor, including (i) cash on hand and in bank or other deposit accounts and certificates of deposit and other deposit instruments; and (ii) immovable property located or incorporated in, on, at or upon the Lands and the Buildings which is deemed by Law to be movable for purposes of hypothecation; provided however, that Excluded Property is excluded from Movable Property;

                 1.53     "NET AWARD" has the meaning ascribed thereto in
section 7.21.2;

                 1.54 "NOTEHOLDERS" means the Persons in whose names the Notes are registered at any time in the Security Register, as such term is defined in the Indenture;

                 1.55 "NOTES" has the meaning ascribed to "Securities" under the Indenture;

                 1.56 "OBLIGATIONS" means the Indenture Obligations, the Term Loan Obligations and the Hypothec Obligations, collectively;

                 1.57 "PAI" means Pioneer Americas, Inc. and its successors and assigns;

                 1.58 "PARTIES" means, collectively, the Grantor and the Collateral Agent;

                 1.59 "PERMIT" or "PERMITS" has the meaning ascribed thereto in section 7.14.4;

                 1.60 "PERMITTED LIENS" has the meaning ascribed thereto in the Term Loan Agreement;

                 1.61 "PERSON" or "PERSONS" means a corporation, a legal person, a legal entity, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a government agency;
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                 1.62     "PLANS AND SPECIFICATIONS" has the meaning ascribed
thereto in section 7.21.4.1;

                 1.63 "PLANT" means the Lands and the Building, collectively;

                 1.64 "PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of the 22nd day of September, 1997 between the Grantor, ICI Canada Inc., PCI Carolina Inc., Pioneer Companies, Inc., ICI Americas Inc. and Imperial Chemical Industries PLC, as same may be amended from time to time;

                 1.65 "RATE OF INTEREST" means the rate of interest of twenty-five percent (25%) per annum;

                 1.66 "RECEIVER" means any agent appointed by the Collateral Agent or a court of competent jurisdiction to possess and administer all or any of the Hypothecated Property after the security has become enforceable;

                 1.67 "RELEASE" when used as a verb includes release, spill, leak, emit, deposit, discharge, leach, migrate, dump, issue, empty, place, seep, exhaust, abandon, bury, incinerate or dispose into the Environment and "RELEASE" when used as a noun has a correlative meaning;

                 1.68 "RENTS" means all the right, title and interest the Grantor has from time to time in and to (i) any and all rent, income, revenues and profits and other amounts payable or derived from the Leases or securing obligations thereunder; and (ii) any and all indemnities and insurance proceeds received, which may be received or to which the Grantor is or may become entitled in connection with the Rents;

                 1.69     "RESTORATION" has the meaning ascribed thereto in
section 7.21.3;

                 1.70 "RESTORATION ELECTION NOTICE" has the meaning ascribed thereto in section 7.21.3;

                 1.71 "SECURITIES" means all shares, stocks, warrants, bonds, debentures, debenture stock, stock options and other securities
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now or hereafter held, owned or acquired by or on behalf of the Grantor, together with all renewals thereof, substitutions therefor, accretions thereto and all rights, claims and proceeds in respect thereof and including, without limitation, any such securities of the Grantor which are now or hereafter held by or delivered to the Grantor and all rights, title and interest in any of the foregoing which the Grantor now or at any time in the future has or may have;

                 1.72 "SUBSTANCE" means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, and organic or inorganic matter;

                 1.73 "SURETY BOND" means a clean irrevocable surety bond or credit insurance policy in favour of the Collateral Agent issued by an insurance company the claims paying ability rating of which at the time such surety bond or credit insurance policy is delivered is satisfactory to the Collateral Agent, accompanied by an opinion of counsel to such insurance company to the effect that such surety bond or credit insurance policy has been duly authorized, executed and delivered by such insurance company and constitutes the legal, valid and binding obligation of such insurance company enforceable against such insurance company by the Collateral Agent in accordance with its terms subject to customary exceptions at the time for opinions for such instruments, together with an opinion of counsel to the effect that, taking into account the purpose under this Deed of Hypothec for which such surety bond will be given, such surety bond and accompanying opinions are responsive to the requirements of this Deed of Hypothec;

                 1.74     "TAKING" has the meaning ascribed thereto in section
7.21.2;

                 1.75 "TAXES" means all taxes, surtaxes, rates or assessments, general or special, municipal, regional or for school or ecclesiastic purposes, which now are or may hereafter be imposed, charged or levied upon any of the Hypothecated Property (or any portion thereof, or upon any property, asset or right comprised therein); and

                 1.76 "TERM LOAN AGREEMENT" means the Term Loan Agreement of even date herewith, among PAI, as borrower, Pioneer Americas Acquisition Corp., as the parent guarantor, the Lenders, DLJ Capital Funding Inc, as the syndication agent for the Lenders, Salomon

Brothers Holding Company Inc, as the documentation agent for the Lenders, the Administrative Agent, as administrative agent for the Lenders and the Collateral Agent, as the same may be amended, supplemented or restated from time to time;

                 1.77 "TERM LOAN OBLIGATIONS" means all of the obligations, liabilities and indebtedness of PAI to the Collateral Agent, the Administrative Agent and the Lenders, or any one of them, from time to time, whether present or future, direct or indirect, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others (including principal, interest, interest on interest, accessories and all other expenses incurred from time to time by the Collateral Agent, the Administrative Agent or the Lenders, for the protection of their rights, or in pursuance of their recourses hereunder or at Law) under or in respect of or arising from:

                 1.77.1           the Bond;

                 1.77.2           the Bond Pledge Agreement;

                 1.77.3           the Term Notes; and

                 1.77.4           the Term Loan Agreement;

or any one or more of the aforesaid as the same may be amended, restated or supplemented from time to time, whether or not the Grantor (if not a party thereto) shall have consented thereto;

                 1.78 "TERM NOTES" has the meaning ascribed thereto in the Term Loan Agreement;

                 1.79     "TRANSFER" has the meaning ascribed thereto in
section 7.20;

                 1.80 "TRUSTEE" means United States Trust Company of New York, and includes each other Person as shall have subsequently been appointed as the successor Trustee pursuant to the Indenture.

2.               CHARGING PROVISIONS:

                 2.1 HYPOTHEC: As continuing and collateral security for the due and punctual payment, performance and fulfilment of the Obligations and Accessories, the Grantor does hereby hypothecate in favour of the Collateral Agent, the Hypothecated Property for the sum of THREE HUNDRED AND EIGHTY-FIVE MILLION DOLLARS ($385,000,000) in lawful money of Canada with interest thereon at the Rate of Interest, calculated daily and payable monthly in arrears, from the date hereof and before and after demand, default and judgment.

                 2.2 ADDITIONAL HYPOTHEC: As additional security for the due and punctual payment, performance and fulfilment of the Accessories, including without limitation the payment of interest on interest, legal fees, costs of realization, expenses incurred by the Collateral Agent in connection with the preservation and maintenance of the hypothecs hereby created and of the Hypothecated Property or otherwise in connection with the Obligations and Accessories, the Grantor does hereby further hypothecate, with effect as of and from this date, the Hypothecated Property in favour of the Collateral Agent, for an additional sum of SEVENTY-SEVEN MILLION DOLLARS ($77,000,000) in lawful money of Canada with interest thereon at the Rate of Interest calculated daily and payable monthly, in arrears, from the date hereof and before and after demand, default and judgment; the hypothecs created by the Grantor in favour of the Collateral Agent, pursuant to this Deed being for the aggregate sum of FOUR HUNDRED AND SIXTY-TWO MILLION DOLLARS ($462,000,000) in lawful money of Canada.

                 2.3 NO FLOATING HYPOTHEC: The hypothecs granted hereunder do not constitute and shall not constitute nor be construed as floating hypothecs within the meaning of Article 2715 of the Civil Code of Quebec.

                 2.4 CONTINUING VALIDITY: The full amount of the foregoing hypothecs shall be and remain continuing collateral security in favour of the Collateral Agent for the full payment or fulfilment of the Obligations and Accessories, if any, and such hypothecs shall be and remain in full force and effect notwithstanding the repayment and reduction or fulfilment at any time and from time to time of the Obligations and Accessories, if any, or any part thereof or the fact that at any time and from time to time there may be no Obligations and Accessories, if any, owing by the Grantor or PAI, as the case may be, the whole until all Obligations and Accessories, if any, at any time and from time to time existing shall have been entirely repaid, fulfilled and released to the reasonable satisfaction of the Collateral Agent, and such hypothecs shall not be reduced unless and until a document evidencing the discharge is executed by the Collateral Agent and is delivered in which it shall be expressly stated that the amounts therein referred to are in reduction of the hypothecs hereby created and until the hypothecs herein created are released and discharged to the extent therein stated.

                 2.5 NO REDUCTION: No payment made by the Grantor or by any Person on its behalf to the Collateral Agent shall in any way operate to extinguish the hypothecs created herein or as a reduction of said hypothecs hereby created, or effect novation, save only as and when such payment is expressly applied by the Collateral Agent in reduction of the said hypothecs by means of a document evidencing the discharge executed by the Collateral Agent, pursuant to Article 2.4 hereof.

                 2.6 REQUIRED CONSENTS: Notwithstanding any other provision of this Deed, the hypothecs granted by the Grantor shall not extend or apply to any Contracts, or rights or interests arising thereunder or subject thereto, as to which the grants, creation or making of a hypothec would constitute a violation or a breach of a validly enforceable restriction thereon.

                 2.7 NO NOVATION: Nothing herein shall affect, novate, terminate or supersede any covenants and obligations of the Grantor under the Bond.

                 2.8 FURTHER ASSURANCES: The Grantor will at its own expense do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, registrations, publications and assurances (including instruments supplemental or ancillary hereto) as the Collateral Agent may from time to time reasonably request to perfect its security on the Hypothecated Property, including, without limitation, specifically hypothecating in favour of the Collateral Agent the right, title and interest of the Grantor in all property and assets subject to, or intended to be subject to, the charges of this Deed which the Grantor will hereafter acquire.

3. PAST, PRESENT OR FUTURE ADVANCES: The security hereby constituted shall have effect whether or not the Obligations thereby secured shall have been incurred before or after or upon the date of the execution of this Deed.

4. POSSESSION BY GRANTOR: Until the security hereby constituted shall become enforceable, the Grantor shall, subject always to the provisions of this Deed, peaceably and quietly have, hold, use, occupy, possess and enjoy the Hypothecated Property and manage and operate the same for its own use and benefit.

5.               COLLECTION OF CLAIMS AND RENTS:

                 5.1 AUTHORIZATION TO COLLECT: The Collateral Agent hereby expressly authorizes the Grantor to manage and collect the Claims and the Rents as and when they become due. If an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to serve upon the Grantor and the debtors under such Claims and Rents a notice withdrawing such authorization, whereupon the Collateral Agent shall, subject to applicable Law, immediately have the right to collect all such Claims and Rents.

                 5.2 COLLECTION: In the event that the Grantor receives payment of any Claims or Rents after an Event of Default has occurred and is continuing, whether or not the Collateral Agent shall have served upon the Grantor and the debtors under such Claims and Rents such notice withdrawing the authorization granted to the Grantor to collect the Claims and the Rents, the Grantor shall receive payment of the Claims and the Rents as mandatary or depositary of the Collateral Agent and the Grantor hereby undertakes to pay forthwith to the Collateral Agent all Claims and Rents so received.

                 5.3 STATEMENTS OF CLAIMS: Following the occurrence and continuation of an Event of Default, should the Collateral Agent serve such a notice withdrawing the authorization granted to the Grantor to collect all Claims and Rents as provided herein, the Grantor hereby agrees that all statements provided by the Collateral Agent to the Grantor with respect to the Claims and Rents received and their application by the Collateral Agent, shall be prima facie conclusive and binding unless manifestly wrong or incorrect.

                 5.4 NO REQUIREMENT TO ENFORCE: The Collateral Agent shall have no obligation to exercise any rights in respect of any Claims or Rents nor to enforce or to see to payment of the same, whether by legal action or otherwise. The Collateral Agent shall not be liable for any loss or damage resulting from any decision on the part of the Collateral Agent not to exercise, to exercise only in part or to delay or suspend the exercise or any failure or delay by the Collateral Agent in exercising any of its rights under this Article 5, Article 10 or any other provision of this Deed or under the Bond.

                 5.5 DEALINGS BY COLLATERAL AGENT: The Collateral Agent may give acquittances for any sums it collects and may, but shall not be obligated to, realize any of the claims, grant extensions, grant releases, accept compositions, renounce and generally deal with the Claims or Rents, and any guarantees or security therefor, and take any action to preserve, protect or secure such Claims or Rents, at such times and in such manner as it deems advisable in its sole discretion, without notice to or the consent of the Grantor, and without incurring any liability therefor.

                 5.6 IRREGULAR PAYMENTS: The Collateral Agent shall have no obligation to inform the Grantor of any irregularity in the payment of the Claims and Rents.

                 5.7 APPLICATION: Any amounts collected by the Collateral Agent on account of Claims or Rents may, at the Collateral Agent's option, either be deposited by the Collateral Agent in a bank account in the name of the Grantor, subject to such conditions as the Collateral Agent may determine to be necessary or appropriate in the circumstances (in which event, for certainty, such proceeds shall form part of the Hypothecated Property and be subject to the hypothecs herein created) or applied towards payment of any part or parts of the Obligations and Accessories as the Collateral Agent, in accordance with the provisions of the Intercreditor and Collateral Agency Agreement, the Indenture or the Term Loan Agreement in respect of application of payments, acting reasonably, shall decide.


6. NO ASSUMPTION OF OBLIGATIONS: The Collateral Agent does not, in exercising any of its rights and recourses under this Deed or at Law, in any way personally assume the obligations of the

Grantor. The Grantor will remain liable under the Contracts and the Leases to observe and perform all the conditions and obligations to be observed and performed by the Grantor thereunder.

7.               REPRESENTATIONS AND COVENANTS OF THE GRANTOR:

                 The Grantor hereby represents and covenants to the Collateral Agent that:

                 7.1 CORPORATE POWER AND AUTHORITY: The Grantor has the full corporate power and authority to enter into this Deed and to grant the hypothecs herein created without obtaining the waiver, consent or approval of any lessor, sublessor, Governmental Authority or entity or other party whomsoever and whatsoever which has not been obtained except in the case of certain environmental permits and approvals which, by their terms, are not transferable or cannot be transferred without the prior approval of the issuing agency.

                 7.2 EXECUTION AND DELIVERY: The execution and delivery of this Deed have been duly authorized by all necessary corporate action.

                 7.3 BINDING OBLIGATION: This Deed, when duly executed and delivered, will be a legal, valid and binding obligation of the Grantor enforceable against it in accordance with its terms; provided that such enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally.

                 7.4 GOOD TITLE: The Grantor has good and marketable title to the Hypothecated Property. The Buildings upon the Land are all within the boundary lines of the Lands except as may be set forth in the Certificate of Location, and there are no encroachments thereon that would materially impair the use thereof. The Hypothecated Property is free and clear of any and all Liens or encumbrances of any nature or kind except for the Permitted Liens.

                 7.5 ALL PERMITS: The Grantor has all necessary permits, franchises, licenses, rights-of-way, servitudes or other rights or authority needed in connection with the operation and maintenance of the

Plant, except where the failure to have the same would not have a Material Adverse Effect; all of the Contracts are presently in full force and effect and no default has occurred or exists thereunder, except where such default would not individually or in the aggregate have a Material Adverse Effect; except for Permitted Liens, the Grantor's grant of the hypothecs in the Hypothecated Property in the manner herein provided does not result in the creation or imposition of any other Lien or security interest, adverse claim or option upon any of the Hypothecated Property.

                 7.6 PLACE OF BUSINESS: The Grantor's registered office is located in the City of Saint John, New Brunswick. The Grantor will not change its name, identity or corporate structure or its registered office or chief place of business without notifying the Collateral Agent at least thirty
(30) days prior to the effective date of such change.

                 7.7 DEFENCE OF TITLE: The Grantor will warrant and defend title to the Hypothecated Property, subject to Permitted Liens, against the claims and demands of all other Persons whomsoever and will maintain and preserve the hypothecs created hereby so long as any of the Obligations secured hereby remain outstanding. Should an adverse claim be made against the title to any material part of the Hypothecated Property, the Grantor agrees it will immediately notify the Collateral Agent in writing thereof and defend against such adverse claim to the extent necessary to preserve the Collateral Agent's rights and benefits hereunder, subject to Permitted Liens, and the Grantor further agrees that the Collateral Agent may take such other reasonable action as it deem advisable to protect and preserve its interests in the Hypothecated Property, and in such event the Grantor will indemnify the Collateral Agent against any and all costs, reasonable attorney's fees and other expenses which it may incur in defending against any such adverse claim. Such obligations shall be payable on demand and shall bear interest from the date of demand therefor until paid at the Rate of Interest. Any proceeds of any policy of title insurance maintained by the Grantor with respect to the Hypothecated Property shall, for the purposes of this Deed of Hypothec, be paid and applied in the same manner as Insurance Proceeds.

                 7.8 FIRST-RANKING HYPOTHEC: This Deed of Hypothec is, and always will be maintained as first-ranking hypothec upon the Hypothecated Property, subject to the Permitted Liens, and the Grantor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on parity with the hypothecs created under this Deed of Hypothec upon the Hypothecated Property or any part thereof or upon the rents, issues, revenues, profits or other income therefrom, except for the Permitted Liens.

                 7.9 MAINTENANCE OF HYPOTHECATED PROPERTY: The Grantor will, at its own expense, do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency, reasonable wear and tear excepted, all of the Hypothecated Property, including, without limitation, all Equipment and, from time to time, will make all the needful and proper repairs, renewals and replacements so that at all times the state and condition of the Hypothecated Property will be fully preserved and maintained, unless the failure to repair, renew or replace would not materially interfere with the present use or operation of the Hypothecated Property.

                 7.10 PERFORMANCE OF CONTRACTS: The Grantor will promptly pay and discharge all rentals, or other payments and will perform or cause to be performed each and every act, matter or thing required by, each and all of the contracts, instruments or agreements executed in connection with or incident to the ownership and operation of the Plant and being a portion of the Hypothecated Property and will do all other things necessary to keep unimpaired the Grantor's rights with respect thereto and to prevent any forfeiture thereof or default thereunder, unless such forfeiture or default shall not individually or in the aggregate have a Material Adverse Effect. The Grantor will operate the facilities comprising the Plant in a good and workmanlike manner and in accordance with the practices of the industry and in compliance in all material respects with all Governmental Requirements affecting ownership and operation of such facilities, including without limitation, Environmental Laws.

                 7.11 NAME OF GRANTOR: The Grantor does not do business with respect to the Hypothecated Property under any name other than PCI Chemicals Canada Inc./Produits Chimiques PCI Canada Inc.

                 7.12 OPERATION BY THIRD PARTIES: To the extent any of the Hypothecated Property is operated by a party or parties other than the Grantor, the Grantor's covenants as expressed hereunder are modified to require that the Grantor use its best efforts (including without limitation the reasonable exercise of all rights and remedies as are available to the Grantor) to obtain compliance with such covenants by the operator or operators of the Hypothecated Property.

                 7.13 COMPLIANCE WITH LAWS: The Plant complies in all material respects with all local zoning, land use, setback and other development, use and occupancy requirements of Governmental Authorities except for possible nonconforming uses or violations which do not and will not materially interfere with the present use, operation or maintenance thereof as now used, operated or maintained.

                 7.14 PAYMENT OF TAXES, INSURANCE PREMIUMS, ASSESSMENTS; COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS:

                 7.14.1 Unless contested in accordance with the provisions of section 7.14.5 hereof, the Grantor shall pay and discharge or cause to be paid and discharged, from time to time when the same shall become due, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges, and all other public charges imposed upon or assessed against the Hypothecated Property or any part thereof or upon the revenues, rents, issues, income and profits of the Hypothecated Property, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

                 7.14.2 During the continuance of an Event of Default, the Grantor shall deposit with the Collateral Agent, on the first day of each month, an amount reasonably estimated by the Grantor to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by the Grantor under section 7.14.1 and amounts reasonably estimated by the Grantor to be necessary to maintain the insurance coverages contemplated in section 7.16 below, which estimates shall not be less than one-twelfth (1/12th) of the annual taxes, assessments, insurance premiums and other items required to be discharged by the Grantor during the year immediately preceding the year during which such Event of Default occurred. Such amounts shall be held by the Collateral Agent without interest to the Grantor and applied to the payment of each obligation in respect of which such amounts were deposited, in such order or priority as the Collateral Agent shall determine, on or before the date on which such obligation would become delinquent. If at any time the amounts so deposited by the

Grantor shall, in the Collateral Agent's judgment, be insufficient (when added to the instalments anticipated to be paid thereafter) to discharge any of such obligations when due, the Grantor shall, immediately upon demand, deposit with the Collateral Agent such additional amounts as may be requested by the Collateral Agent. Nothing contained in this section 7.14 shall affect any right or remedy of the Collateral Agent under any provision of this Deed of Hypothec or of any statute or rule of Law to pay any such amount from its own funds (provided, however, that the Collateral Agent shall not in any event be obligated to pay any of such amounts from its own funds) and to add the amount so paid, together with interest at the Rate of Interest, to the obligations, or relieve the Grantor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by the Grantor under section 7.14.1. All sums held pursuant to this section 7.14 shall form part of the Hypothecated Property. During the continuance of any Event of Default, the Collateral Agent may apply all or any part of the sums held pursuant to this section 7.14 to payment and performance of the Obligations in accordance with the provisions of the Intercreditor and Collateral Agency Agreement. The Grantor shall redeposit with the Collateral Agent an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default, in addition to fulfilment of any other required conditions.

                 7.14.3 Unless contested in accordance with the provisions of section 7.14.5, the Grantor shall timely pay (or obtain a bond in the amount of) all lawful claims and demands of mechanics, materialmen, labourers, warehousemen, employees, suppliers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, could result in or permit the creation of a Lien (other than a Permitted Lien) on the Hypothecated Property or any part thereof or the Rents arising therefrom, or which might result in forfeiture of all or any part of the Hypothecated Property.

                 7.14.4 The Grantor shall maintain, or cause to be maintained, in full force and effect, all permits, certificates, authorizations, consents, approvals, registrations, filings, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Immovable Property and the Equipment for its intended uses (collectively, the

"PERMITS"; each, a "PERMIT"), unless the failure to maintain such Permits would not individually or in the aggregate have a Material Adverse Effect. Unless contested in accordance with the provisions of section 7.14.5, the Grantor shall comply promptly with, or cause prompt compliance with, all requirements set forth in the Permits and all Governmental Requirements applicable to all or any part of the Hypothecated Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force unless the compliance therewith would not individually or in the aggregate have a Material Adverse Effect. The Grantor shall not initiate or consent to any change in the zoning, subdivision or any other use classification of the Lands, if such action could have a material adverse effect on the hypothecs granted under of this Deed of Hypothec or materially impair the present use and operation of the Hypothecated Property or materially impair the Collateral Agent's rights or benefits hereunder, without the prior written consent of the Collateral Agent.

                7.14.5 The Grantor may at its own expense contest the amount or applicability of any of the obligations described in sections 7.14.1,
7.14.3 and 7.14.4 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof or the sale or forfeiture of the Hypothecated Property or any part thereof to satisfy such obligations; provided, however, that:

                7.14.5.1 any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted; and

                7.14.5.2 in connection with such contest, the Grantor shall have made provision for the payment or performance of such contested obligation on the Grantor's books if and to the extent required by generally accepted accounting principles then utilized by the Grantor in the preparation of its financial statements, or shall have deposited with the Collateral Agent a sum sufficient to pay and discharge such obligation and the Collateral Agent's estimate of all interest and penalties related thereto.

                Notwithstanding the foregoing provisions of this section 7.14.5:

                 7.14.5.3 no contest of any such obligations may be pursued by the Grantor if such contest would expose the Collateral Agent, or any of the Administrative Agent, the Trustee, the Noteholders or the Lenders to any possible criminal liability or, unless the Grantor shall have furnished an Additional Undertaking therefor satisfactory to the Collateral Agent in respect of any civil liability for failure to comply with such obligations; and

                 7.14.5.4 if at any time payment or performance of any obligation contested by the Grantor pursuant to this section 7.14.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Hypothecated Property or any portion thereof because of nonpayment or nonperformance, the Grantor shall pay or perform the same in sufficient time to prevent the delivery of such tax or similar deed.

                 7.14.6 The Grantor shall, not in its use and occupancy, of the Plant or the Equipment (including, without limitation, in the making of any Alteration) take any action that would cause the termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Hypothec or, that pursuant to written notice from any applicable insurer, would be the basis for a defense to any claim under any insurance policy maintained in respect of the Plant or the Equipment and the Grantor shall otherwise comply in all material respects with the requirements of any insurer that issues a policy of insurance in respect of the Plant or the Equipment.

                 7.14.7 The Grantor shall, promptly upon receipt of any written notice regarding any failure by the Grantor to pay or discharge any of the obligations described in section 7.14.1 or 7.14.6, furnish a copy of such notice to the Collateral Agent. The Grantor shall, promptly upon receipt of any written notice regarding any failure by the Grantor to pay or discharge any of the obligations described in section 7.14.3 or 7.14.4, furnish a copy of such notice to the Collateral Agent, if such failure would have a Material Adverse Effect.

                 7.15 CERTAIN TAX LAW CHANGES: In the event of the passage after the date of this Deed of Hypothec of any Law deducting from the value of immovable property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the Laws for the taxation of deeds of hypothec or debts secured by deeds of hypothec for federal, provincial, municipal or local purposes or the manner of the collection of any such taxes, and imposing a new tax, either directly or indirectly, on this Deed of Hypothec or the interest of any of the Collateral Agent, the Administrative Agent, the Trustee, the Lenders and the Noteholders in any Hypothecated Property (other than income, franchise or similar taxes imposed on such Person), or in the event that any regulation or regulatory amendment becoming effective after the date hereof imposes any federal or provincial or municipal or local tax on interest income received with respect to any Obligation, the Grantor shall promptly pay the Collateral Agent such amount or amounts as may be necessary from time to time to pay such tax.

                 7.16             REQUIRED INSURANCE POLICIES:

                 7.16.1 The Grantor shall maintain, or cause to be maintained, as of and from the Closing Date, in full force and effect the following insurance coverages in respect of the Plant and the Equipment:

                 7.16.1.1 Physical hazard insurance on an "all risk" basis covering hazards commonly covered by fire and extended coverage, lightning, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Buildings and all Equipment, with such deductibles as would be maintained by a prudent operator of property similar in use and configuration to the Plant and located in the locality where the Plant is located. "Full replacement cost" means the cost of construction to replace the Buildings and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time by a proper officer of the Grantor in consultation with its insurance company or insurance agent, as appropriate;

                 7.16.1.2 Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Plant and any adjoining streets, sidewalks and passageways and covering any and all claims, including, without limitation, all legal liability, subject to customary exclusions, to the extent insurable, imposed upon the Collateral Agent or any of the Administrative Agent, Trustee, Lenders or Noteholders, and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Plant, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and located in the locality where the Plant is located;

                 7.16.1.3 Comprehensive boiler and machinery insurance to cover sudden and accidental breakdown, including but not limited to, explosion of any boilers and machinery located on the Plant or comprising any Equipment, with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and the Equipment and located in the locality where the Plant is located;

                 7.16.1.4 Comprehensive automobile liability insurance policy against claims for bodily injury, death and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and the Equipment and located in the locality where the Plant is located;

                 7.16.1.5 Business interruption insurance on an annual basis in amounts not less than the projected gross profit of the Plant during the applicable twelve-month period but in no event less than the amount necessary to pay the fixed charges and other expenses of owning, operating and maintaining the Hypothecated Property for the same period;

                 7.16.1.6 To the extent not otherwise covered by the insurance required under sections 7.16.1.1 and 7.16.1.2, during the performance of any Alterations, renovations, repairs, restorations or construction, broad form Builders Risk Insurance on an all-risk completed value basis; and

                 7.16.1.7 Such other insurance, against such risks and with policy limits and deductibles in such amounts as would be maintained by a prudent operator of property similar in use and configuration to the Plant and located in the locality in which the Plant is located.

                 7.16.2 The Grantor may maintain the coverages required by this section 7.16 under blanket policies covering the Plant and other locations owned or operated by the Grantor if the terms of such blanket policies otherwise comply with the provisions of this section 7.16 and contain specific coverage allocations in respect of the Plant determined in accordance with the provisions of this section 7.16. All insurance policies in respect of the coverages required by sections 7.16.1.1, 7.16.1.4,
7.16.1.6 and, if applicable, 7.16.1.7 shall be in amounts at least sufficient to prevent coinsurance liability and all losses thereunder shall be payable to the Collateral Agent, as loss payee, subject to the terms of the Intercreditor and Collateral Agency Agreement, pursuant to a standard Canadian Insurance Bureau standard mortgagee clause for use in the Province of Quebec, or any equivalent thereof, and each such policy shall, to the extent obtainable at commercially reasonable costs,

                 7.16.2.1 include effective waivers (whether under the terms of such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and named insureds other than the Grantor and all rights of subrogation against any named insured, and

                 7.16.2.2 provide that any losses thereunder shall be payable notwithstanding (i) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the Grantor or the Collateral Agent or any other named insured or loss payee, (ii) the occupation or use of the Plant or the Equipment for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the Plant or the Equipment, or (iv) any change in the title to or ownership or possession of the Plant or the Equipment; provided, however, that (with respect to items contemplated in clauses (iii) and (iv) above) any notice requirements of the applicable policies are satisfied. All insurance policies in respect of the coverages required by sections 7.16.1.2, 7.16.1.5 and, if applicable, 7.16.1.7 shall name the Collateral Agent as an additional insured.

                 7.16.3           Each policy of insurance required under this
section 7.16 shall provide that:

                 7.16.3.1 notices of any failure by the Grantor to pay any insurance premium in respect thereof, be furnished to the Collateral Agent contemporaneously with any such notice given to the Grantor and

                 7.16.3.2 it may not be cancelled or otherwise terminated without at least twenty (20) days' prior written notice to the Collateral Agent and shall permit the Collateral Agent to pay any premium therefor within twenty (20) days after receipt of any notice stating that such premium has not been paid when due. The policy or policies of such insurance or certificates of insurance evidencing the required coverages and all renewals or extensions thereof shall be delivered to the Collateral Agent upon receipt by the Grantor. Settlement of any claim under any of the insurance policies referred to in this section 7.16 (other than the insurance contemplated in section 7.16.1.3 which in the Grantor's reasonable judgment involves loss of $1,000,000 in lawful currency of the United States or more, shall require the prior approval of the Collateral Agent (acting pursuant to the provisions of the Intercreditor and Collateral Agency Agreement) and the Grantor shall use its best efforts to cause each such insurance policy to contain a provision to such effect.

                 7.16.4 At least fifteen (15) days prior to the expiration of any insurance policy required by this section 7.16, the Grantor shall deliver to the Collateral Agent evidence that such policy or policies shall be renewed or extended and the Grantor shall deliver promptly to the Collateral Agent after receipt thereof the policy or policies renewing or extending such expiring policy or renewal or extension certificates or other evidence of renewal or extension, together with a receipt showing payment of the premium thereof.

                 7.16.5 The Grantor shall not purchase additional policies in respect of the insurance coverages required to be maintained under this section 7.16, unless the Collateral Agent is included thereon as an additional named insured and, if applicable, with loss payable to the Collateral Agent under an endorsement containing the provisions described in section 7.16.2 and the policy evidencing such insurance otherwise complies with the requirements of section 7.16.2. The Grantor immediately shall notify the Collateral Agent whenever any such separate insurance policy is obtained and promptly shall deliver to the Collateral Agent the policy or certificate evidencing such insurance.

                 7.17 INSPECTION: The Grantor shall permit the Collateral Agent, by its agents, accountants and attorneys, to visit and inspect the Hypothecated Property upon reasonable prior notice at such times as may be reasonably requested by the Collateral Agent.

                 7.18 THE GRANTOR TO MAINTAIN IMPROVEMENTS: The Grantor shall not commit any waste on the Plant or with respect to any Equipment or make any change in the use of the Plant or any Equipment. The Grantor represents and warrants that:

                 7.18.1 to the Grantor's knowledge, the Plant is served by all electric, gas, sewer, water facilities and any other utilities required or necessary for the current use thereof and any easements or servitudes necessary to the furnishing of such utility service by the Grantor have been obtained and duly recorded, and

                 7.18.2 the Grantor has access to the Plant from public roads sufficient to allow the Grantor and its tenants and invitees to conduct its and their businesses at the Plant as it is currently conducted.
The Grantor shall not materially alter the occupancy or use of the Plant without the prior written consent of the Collateral Agent. Except as otherwise permitted by the Intercreditor and Collateral Agency Agreement, no Buildings comprising a portion of the Plant may be demolished nor shall any Equipment be removed without the prior written consent of the Collateral Agent.

                 7.19             LEASES:

                 7.19.1 All of the Leases are valid and effective in accordance with their respective terms, except that the enforcement thereof may be subject to:

                 7.19.1.1 bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally, and

                 7.19.1.2         general equitable principles.

To the Grantor's knowledge, the Grantor is not in material breach of or in default (and to the Grantor's knowledge, no event has occurred which with due notice or lapse of time or both, may constitute such a material breach or default) under any Lease, and no party to any Lease has given the Grantor written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on the Grantor.

                 7.19.2 The Grantor shall manage and operate the Hypothecated Property or cause the Hypothecated Property to be managed and operated in a reasonably prudent manner and, except as otherwise permitted under section 7.20, will not enter into any Lease (or any amendment or modification thereof) or other agreement subsequent to the date hereof with any Person which, in the reasonable judgment of the Grantor, individually or in the aggregate, would have a Material Adverse Effect on the value of the property subject thereto.

                 7.19.3           The Grantor shall not:

                 7.19.3.1 receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and (ii) the Grantor may receive and collect escalation and other charges in accordance with the terms of each Lease;

                 7.19.3.2 assign, transfer or hypothecate (other than to the Collateral Agent hereunder or as otherwise permitted under section 7.20 of this Deed of Hypothec) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of the Grantor as lessor under any Lease or the Rents, issues, revenues, profits or other income of the Hypothecated Property;

                 7.19.3.3 enter into any Lease after the date hereof that does not contain terms to the effect as follows:

                 (i) such Lease and the rights of the tenant thereunder shall be subject and subordinate to the rights of the Collateral Agent under this Deed of Hypothec;

                 (ii) such Lease has been hypothecated by the Grantor, as landlord thereunder, to the Collateral Agent under this Deed of Hypothec;

                 (iii) in the case of any hypothecary recourse hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Plant and any successor landlord shall not (a) be liable for any act, omission or default of any prior landlord under the Lease or (b) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (c) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

                 (iv) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against the Collateral Agent or any purchaser upon the exercise hereunder of any hypothecary recourse in respect of any portion of the Plant, and the Collateral Agent or such purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received; and

                 (v) the tenant agrees to attorn, at the option of the Collateral Agent or any purchaser of the Plant, to the successor owner upon the exercise hereunder of any hypothecary recourse in respect of the Plant or the giving or granting of a deed in lieu thereof; and

                 7.19.3.4 terminate or permit the termination of any Lease of space, accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Lease to the Grantor which, in the reasonable judgment of the Grantor, individually or in the aggregate, would have a Material Adverse Effect or materially impair the hypothecs created under this Deed of Hypothec unless:

                 (i) the tenant under such Lease has not paid the equivalent of two months' rent and the Grantor has made reasonable efforts to collect such rent; or

                 (ii) the Grantor shall deliver to the Collateral Agent an officer's certificate to the effect that the Grantor has entered into a new Lease (or Leases) for the space covered by the terminated or assigned Lease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Lease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by the Grantor) sufficient to pay the rent and other charges due under the new Lease (or Leases), and the tenant(s) shall have commenced paying rent, including, without limitation, all operating expenses and other amounts payable under the new Lease (or Leases), without any abatement or concession, in an amount at least equal to the amount which would have then been payable under the terminated or assigned Lease.

                 7.19.4 The Grantor timely shall perform and observe all the terms, covenants and conditions required to be performed and observed by the Grantor under each Lease and will not engage in any conduct in respect of any Lease which would have individually or in the aggregate a Material Adverse Effect or materially impair the hypothecs created under this Deed of Hypothec. The Grantor promptly shall notify the Collateral Agent of the receipt of any notice from any lessee under any Lease claiming that the Grantor is in material default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the Grantor and will cause a copy of each such notice to be delivered promptly to the Collateral Agent.

                 7.20 TRANSFER RESTRICTIONS: Except as otherwise permitted by the Intercreditor and Collateral Agency Agreement, the Grantor shall not, without the prior written consent of the Collateral Agent, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Hypothecated Property or suffer any of the foregoing to occur by operation of Law or otherwise (each a "TRANSFER"); provided, however, the Grantor may so encumber the Hypothecated Property to the extent such encumbrances are of the kind listed in clause (d) of the definition of "Permitted Liens". Any proceeds of such permitted Transfer shall be deemed Collateral Proceeds and are hereby assigned and shall be paid to the Collateral Agent to be held in the Collateral Account and disbursed pursuant to the Intercreditor and Collateral Agency Agreement.

                 7.21             DESTRUCTION; CONDEMNATION:

                 7.21.1 If there shall occur any damage to, or loss or destruction of, the Buildings and Equipment, or any part of any thereof (each, a "DESTRUCTION"), the Grantor shall promptly send to the Collateral Agent a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of any such Destruction are hereby assigned and shall be paid to the Collateral Agent to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000 in lawful currency of the United States, such proceeds shall be paid directly to the Grantor. All insurance proceeds paid to the Collateral Agent pursuant to this section, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "INSURANCE PROCEEDS"), shall constitute Moneys and be applied in accordance with the provisions of sections 7.21.3, 7.21.4 and 7.21.5.

                 7.21.2 If there shall occur any taking of the Hypothecated Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of the temporary requisition of the use or occupancy of the Hypothecated Property or any part thereof, by any Governmental Authority, civil or military (each, a "TAKING"), the Grantor immediately shall notify the Collateral Agent upon receiving notice of such Taking or commencement of proceedings therefor. The Collateral Agent may (but shall not be obligated to) participate in any proceedings or negotiations which might result in any Taking. The Collateral Agent may be represented by counsel satisfactory to it at the expense of the Grantor. The Grantor shall deliver or cause to be delivered to the Collateral Agent all instruments requested by it to permit such participation. The Grantor shall in good faith and with due diligence file and prosecute what would otherwise be the Grantor's claim for any such award or payment and cause the same to be collected and paid over to the Collateral Agent, and hereby irrevocably authorizes and empowers the Collateral Agent, in the name of the Grantor as its true and lawful attorney-in-fact or otherwise, during the continuance of an Event of Default to collect and to receipt for any such award or payment, and, in the event the Grantor fails so to act, to file and prosecute such claim. The Grantor shall pay all costs, fees and expenses incurred by the Collateral Agent in connection with any Taking and seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the Collateral Agent to be held in the Collateral Account; provided, however, that so long as no Event of Default shall have occurred and be continuing, if such proceeds are in an amount less than $1,000,000 in lawful currency of the United States, such proceeds shall be paid directly to the Grantor. The Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment paid to the Collateral

Agent, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("NET AWARD"), shall constitute Moneys and be applied in accordance with the provisions of sections 7.21.3, 7.21.4 and 7.21.5.

                 7.21.3 So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right, at the Grantor's option, to perform a restoration (a "RESTORATION") of the affected portions of the Plant and the Equipment. In the event the Grantor elects to perform a Restoration, the Grantor shall give written notice ("RESTORATION ELECTION NOTICE") of such election to the Collateral Agent within twenty (20) business days after the date that the Collateral Agent receives the applicable Insurance Proceeds or Net Award, as the case may be. The Grantor shall, within twenty
(20) business days following the date of delivery of a Restoration Election Notice, commence and diligently continue to perform the Restoration of that portion or portions of the Plant and Equipment subject to such Destruction or affected by such Taking so that, upon the completion of the Restoration, the Hypothecated Property shall be in the same condition and shall be of at least equal utility for its intended purposes as the Hypothecated Property was immediately prior to such Destruction or Taking. The Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose. In the event the Collateral Agent does not receive a Restoration Election Notice within such twenty (20) business day period, the Collateral Agent shall deal with such Insurance Proceeds or Net Award in accordance with the provisions of the Intercreditor and Collateral Agency Agreement.

                 7.21.4 In the event a Restoration is to be performed under this section 7.21.4, the Collateral Agent shall not release any part of the Net Award or the Insurance Proceeds except in accordance with the provisions of section 7.21.5 and the Grantor shall, prior to commencing any work to effect a Restoration of the Plant and the Equipment, promptly (but in no event later than one-hundred twenty (120) days following any Destruction or Taking) furnish to the Collateral Agent:

                 7.21.4.1 complete plans and specifications (the "PLANS AND SPECIFICATIONS") for the Restoration;

                 7.21.4.2 an officers' certificate stating that all permits and approvals required by Law to commence work in connection with the Restoration have been obtained;

                 7.21.4.3 a certificate (an "ARCHITECT'S CERTIFICATE") of an independent, reputable architect or engineer acceptable to the Collateral Agent and licensed in the Province of Quebec (i) stating that the Plans and Specifications have been reviewed and approved by the signatory thereto, (ii) containing such signatory's estimate (an "ESTIMATE") of the costs of completing the Restoration, and (iii) upon completion of such Restoration in accordance with the Plans and Specifications, the utility of the Plant and the Equipment will be equal to or greater than the utility thereof immediately prior to the Destruction or Taking relating to such Restoration; and

                 7.21.4.4 if the Estimate exceeds the Insurance Proceeds or the Net Award, as the case may be, by $5,000,000 in lawful currency of the United States or more, an Additional Undertaking in an amount equal to not less than the Estimate less the amount of the Insurance Proceeds or the Net Award, as the case may be, then held by the Collateral Agent for application toward the cost of such Restoration.

                 Upon receipt by the Collateral Agent of each of the items required pursuant to sections 7.21.4.1 through 7.21.4.4 above, the Collateral Agent shall acknowledge receipt of the Plans and Specifications. Promptly upon such acknowledgment of receipt by the Collateral Agent, the Grantor shall commence and diligently continue to perform the Restoration substantially in accordance with such Plans and Specifications and in material compliance with all Governmental Requirements, free and clear of all Liens except Permitted Liens. The Grantor shall so complete such Restoration with its own funds to the extent that the amount of any Net Award or Insurance Proceeds is insufficient for such purpose.

                 7.21.5 In the event the Grantor performs a Restoration of the Plant and Equipment as provided in section 7.21.4, the Collateral Agent shall apply any Insurance Proceeds or Net Award held by the Collateral Agent on account of the Destruction or Taking to the payment of the cost of performing such Restoration pursuant to the relevant provisions of the Intercreditor and Collateral Agency Agreement. In the event there shall be any surplus after application of the Net Award or the

Insurance Proceeds to Restoration of the Plant and the Equipment, such surplus shall become Net Proceeds, as defined in the Indenture for application in accordance thereunder; provided, however, that if an Event of Default shall have occurred and be continuing, such surplus shall be applied by the Collateral Agent to the payment of the Obligations, in accordance with Article 6 of the Intercreditor and Collateral Agency Agreement. Notwithstanding anything to the contrary herein, if a Destruction or Taking of all or substantially all of the Hypothecated Property occurs on a date which is less than 12 months prior to Maturity, as such term is defined in the Indenture, all Insurance Proceeds and Net Awards shall be applied to the permanent repayment or prepayment of any Secured Obligations then outstanding in accordance with the Intercreditor and Collateral Agency Agreement.

                 7.22 ALTERATIONS: The Grantor shall not make any material structural addition, modification or change (each, an "ALTERATION") to the Plant or the Equipment which would materially diminish the utility of the Hypothecated Property or impair the hypothecs under this Deed of Hypothec. Whether or not the Collateral Agent has consented to the making of any Alteration, the Grantor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in material compliance with all applicable local Laws, and (ii) pay when due all claims for labour performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of section 7.14.5.

                 7.23             HAZARDOUS MATERIAL:

                 7.23.1 Except with respect to those matters which would not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the Grantor, the Grantor holds all Permits required to permit the Grantor to conduct its business in the manner now conducted and none of the Grantor's operations are being conducted in a manner that violates in any material respect the terms and conditions under which any such Permit was granted, including without limitation, under any Environmental Laws, except those permits that are expected to be transferred in the ordinary course after the date hereof; to the best of the knowledge of the Grantor all such Permits are valid and in full force and effect; and to the knowledge of the Grantor, no suspension, cancellation, revocation or termination of any such Permit is threatened.

                 7.23.2 Except as set forth in the Term Loan Agreement, there are no material claims, actions, suits, proceedings or investigations pending or to the knowledge of the Grantor, threatened, before any Governmental Authority or before any arbitrator brought by or against the Grantor or with respect to any of the Hypothecated Property the basis of which is any Environmental Law.

                 7.23.3 The Grantor shall (or shall cause other parties obligated to do so under or in accordance with contract or indemnity to the Grantor):

                 7.23.3.1 take all commercially reasonable actions to comply with any and all applicable present and future Environmental Laws relating to the Plant;

                 7.23.3.2 pay in a timely fashion the cost of any removal, response measure or corrective action relating to any Hazardous Materials required by any Environmental Law or any order, regulation, consent decree or similar agreement or instrument and keep the Hypothecated Property free of any Lien imposed pursuant to any Environmental Law;

                 7.23.3.3 take all commercially reasonable actions to not Release any Hazardous Materials on, under or from the Hypothecated Property in violation of any Environmental Law;

                 7.23.3.4 apply any insurance proceeds or other sums received by it in respect of the removal of any Hazardous Material or any other corrective action relating to any Hazardous Material to such removal or corrective action; and

                 7.23.3.5 not take, or fail to take any action required under any Environmental Laws or in connection with any Hazardous Materials that could reasonably be expected to result in the incurrence of any obligation or liability of any of the Collateral Agent, Administrative Agent, Trustee, Lenders or Noteholders. During the continuance of an Event of Default, in the event the Grantor fails to comply with the covenants in the preceding sentence, the Collateral Agent may (upon receipt of an indemnity satisfactory to the Collateral Agent), in addition to any other remedies set forth herein, but shall not be obligated to, as mandatary for and at the Grantor's sole cost and expense cause to be taken, any remediation, removal, response or corrective action relating to Hazardous Materials that is required by Environmental Law and is not being done or contested by the Grantor. Any costs or expenses incurred by the Collateral Agent for such purpose shall be immediately due and payable by the Grantor and shall bear interest at the Rate of Interest. The Grantor shall provide to the Collateral Agent and its agents and employees access to the Hypothecated Property to take any action required by Environmental Laws, or in connection with any Hazardous Materials, that could be expected to result in the incurrence of any obligation or liability of any of the Collateral Agent, Administrative Agent, Trustee, Lenders or Noteholders, if the Grantor fails to do so and such action or removal is required under any Environmental Laws as provided above. Upon written request by the Collateral Agent, which shall include a reasonably specific statement of the basis thereof (which shall be specific to the condition of the Hypothecated Property and the alleged violation of Environmental Law) and which shall be made not more frequently than once in any twelve-month period or at any time that the Collateral Agent is exercising its remedies under this Deed of Hypothec, the Collateral Agent shall have the right (upon receipt of an indemnity satisfactory to the Collateral Agent), but shall not be obligated, at the sole cost and expense of the Grantor, to conduct an environmental audit or review of the Hypothecated Property relating to the specific items as required in writing or relating to the remedy that the Collateral Agent is exercising under this Deed of Hypothec by persons or firms appointed by the Collateral Agent, and the Grantor shall cooperate in all reasonable respects in the conduct of such environmental audit or review, including, without limitation, by providing reasonable access to the Hypothecated Property and to all records relating thereto. The Grantor shall indemnify and hold each of the Collateral Agent, Administrative Agent, Trustee, Lenders and Noteholders harmless from and against all loss, cost, damage or expense (including, without limitation, attorneys' fees) that any of the Collateral Agent, Administrative Agent, Trustee, Lenders and Noteholders may sustain by reason of the assertion against such party of any claim relating to such Hazardous Materials or actions taken with respect thereto as authorized hereunder. Nothing contained herein shall result in any of the Collateral Agent, Administrative Agent, Trustee, Lenders and Noteholders being deemed an "owner" or "operator" under applicable Environmental Law.

                 7.23.4 The Grantor may at its own expense contest the amount or applicability of any of the obligations described in the first sentence of section 7.23.3 by appropriate legal proceedings, prosecution of which operates to prevent the enforcement thereof; provided, however, that:

                 7.23.4.1 any such contest shall be conducted in good faith by appropriate legal proceedings promptly instituted and diligently conducted and

                 7.23.4.2 in connection with such contest, the Grantor shall have made provision for the payment or performance of such contested obligation on the Grantor's books if and to the extent required by generally accepted accounting principles then utilized by the Grantor in the preparation of its financial statements, or shall have deposited with the Collateral Agent a sum sufficient to pay and discharge such obligation and the Collateral Agent's estimate of all interest and penalties related thereto.
Notwithstanding the foregoing provisions of this section 7.23.4, no contest of any such obligations may be pursued by the Grantor if such contest would expose the Collateral Agent, or any of the Administrative Agent, Trustee, Lenders or Noteholders to any possible criminal liability or, unless the Grantor shall have furnished an Additional Undertaking therefor satisfactory to the Collateral Agent or for any civil liability for failure to comply with such obligations.

                 7.24 ASBESTOS: The Grantor shall not install nor permit to be installed in the Hypothecated Property friable asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable Environmental Laws respecting such material. With respect to any ACM currently present in the Hypothecated Property, except with respect to matters which would not have a Material Adverse Effect, the Grantor shall comply with all Laws applicable to ACM located on the Plant, all at the Grantor's sole cost and expense. If the Grantor shall fail so to comply with such Laws, the Collateral Agent may (upon receipt of an indemnity satisfactory to the Collateral Agent) during the continuance of an Event of Default, but shall not be obligated to, in addition to any other remedies set forth herein, take those steps reasonably necessary to comply with applicable Laws. Any costs or expenses incurred by the Collateral Agent for such purpose shall be immediately due and payable by the Grantor and bear interest at the Rate of Interest. The Grantor shall provide to the Collateral Agent and its agents and employees reasonable access to the Hypothecated Property upon reasonable prior notice to remove such ACM if the Grantor fails to do so and removal is required under any Environmental Law as provided for above; provided, however, that nothing contained herein shall obligate the Collateral Agent to exercise any rights under such access. The Grantor shall indemnify and hold each of the Collateral Agent, Administrative Agent, Trustee, Lenders and Noteholders harmless from and against all loss, cost, damage and expense that any of the Collateral Agent, Administrative Agent, Trustee, Lenders and Noteholders may sustain as a result of the presence of any ACM and any removal thereof in compliance with any applicable Environmental Law.

                 7.25 BOOKS AND RECORDS; REPORTS: The Grantor shall keep proper books of record and account, which shall accurately represent the financial condition of the Grantor and the business affairs of the Grantor relating to the Hypothecated Property. The Collateral Agent and its authorized representatives shall have the right, from time to time, upon reasonable prior notice to examine the books and records of the Grantor relating to the operation of the Hypothecated Property at the office of the Grantor.

                 7.26             NO CLAIMS AGAINST THE COLLATERAL AGENT:
Nothing contained in this Deed of Hypothec shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labour or services or the furnishing of any materials or other property in respect of the Plant or any part thereof, nor as giving the Grantor any right, power or authority to contract for or permit the performance of any labour or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labour or services or the furnishing of any such materials or other property is ranked in priority to the hypothecs under this Deed of Hypothec.

                 7.27 UTILITY SERVICES: The Grantor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, and all protective services, any other services of whatever kind or nature at any time rendered to or in connection with the Plant or any part thereof, shall comply in all material respects with all contracts relating to any such services, and shall do all other things reasonably required for the maintenance and continuance of all such services to the extent required to fulfil the obligations set forth in section 7.18.

8.               DEFAULT:

                 8.1 EVENTS OF DEFAULT: Each and every one of the following events shall constitute an Event of Default under this Deed:

                 8.1.1            an Event of Default as defined in the Term
                   Loan Agreement;

                 8.1.2            an Event of Default as defined in the
                   Indenture; or

                 8.1.3 if any representation or warranty of the Grantor made hereunder is or shall be incorrect when made in any material respect;

                 8.1.4 if the Grantor shall default in the due performance and observance of any of the Hypothec Obligations;

                 8.1.5 the publication of any prior notice of the exercise of a hypothecary recourse, or a notice of crystallization as required by the Civil Code of Quebec with respect to the Hypothecated Property or any part thereof, unless same is being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted, and provided there is no immediate danger that such Hypothecated Property be taken in payment, be taken for purposes of administration or be sold.


9.               EFFECTS OF DEFAULT:

                 9.1 RIGHTS UPON DEFAULT: Upon the occurrence of an Event of Default, the security hereby constituted shall become enforceable and the Collateral Agent shall, in addition to any of its other rights, forthwith be entitled to exercise any and all of the rights provided for in this Deed and in Chapter V of Title III of Book VI of the Civil Code of Quebec and in the Code of Civil Procedure of Quebec. In exercising any of the rights and recourses available hereunder or at Law, the Collateral Agent may, at its option, in respect of all or any part of the Hypothecated Property, exercise such rights and recourses as are available hereunder or at Law, as it chooses to exercise, without prejudicing the Collateral Agent's other rights and recourses available in respect of all or part of the other Hypothecated Property. Furthermore, the Collateral Agent may exercise any of its rights and recourses in respect of all or any part of the Hypothecated Property, simultaneously or successively. The Collateral Agent shall be entitled to acquire all or any part of the Hypothecated Property, when permitted by Law.

                 9.2 PERFORMANCE: The Collateral Agent shall be entitled, in its discretion, to perform on behalf of the Grantor any of the Grantor's obligations hereunder, should there be an Event of Default which has occurred and is continuing with respect thereto. In addition, the Collateral Agent shall be entitled to do such things and make such reasonable expenditures as it considers appropriate to enforce, preserve and protect its rights and interests hereunder and the security constituted hereby.

                 9.3 NO WAIVER: Any action taken by or on behalf of the Collateral Agent to remedy any Event of Default shall not constitute a waiver of such default, nor be deemed to have relieved the Grantor therefrom. Failure of the Collateral Agent to insist upon strict performance of any covenants of this Deed or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, right or option.

                 9.4 RIGHTS CUMULATIVE: The acceptance by the Collateral Agent following the occurrence of any Event of Default or the exercise by the Collateral Agent of any right or recourse hereunder or under any other agreement between the Grantor and the Collateral Agent shall not preclude the Collateral Agent from exercising any other right or recourse, all rights and recourses of the Collateral Agent being cumulative and not alternative.

                 9.5 SURRENDER: If the Collateral Agent gives the Grantor a prior notice of its intention to exercise a hypothecary right, the Grantor shall, and shall cause any other Person in possession of the Hypothecated Property, to immediately voluntarily surrender same to the Collateral Agent.


10.              POSSESSION FOR PURPOSES OF ADMINISTRATION:

                 10.1 COLLATERAL AGENT'S RIGHTS: In addition to the rights available to the Collateral Agent under the Bond and the rights and recourses upon default described in Article 9 hereof, in the event that the

Collateral Agent exercises the hypothecary right to take possession for purposes of administration, the Collateral Agent shall have, in addition to the rights and powers provided by Law as administrator entrusted with full administration of the property of others, the rights and powers contained in this Article 10.

                 10.2 ADMINISTRATION: The Collateral Agent shall have the right, after having fulfilled all formalities provided for at Law for the exercise of its hypothecary right of taking possession for purposes of administration, to enter into and take possession of, through its officers, representatives, Receivers or other lawful attorney, all or any part of each of the Hypothecated Property, with full power of a Person entrusted with full administration of the property of others including the full power to administer all or any part of each of the Hypothecated Property, with the full power to
(i) manage, operate, repair, alter, preserve, maintain or extend all or any part of the Hypothecated Property, including, without limitation, the full power to make any improvements or additions to the Hypothecated Property, or any part thereof, as the Collateral Agent shall deem desirable or necessary (provided that the Collateral Agent shall not be under any obligation to take any action of any nature in connection with the Hypothecated Property or any part thereof) and in connection therewith the power to enter into any contracts or other agreements in respect of all or any part of the Hypothecated Property in the name of and for the account of the Grantor, the Grantor expressly authorizing the Collateral Agent to execute any and all such contracts or agreements for, in the name of and on behalf of the Grantor, and the power to cancel any contracts entered into by the Grantor or by the Collateral Agent on its behalf and the power to renew any such contracts, in each case for such term and subject to such provisions as the Collateral Agent shall deem advisable or expedient, and (ii) the power to exercise all rights of the Grantor in connection with the Hypothecated Property, including without limitation, all rights and recourses available to the Grantor in connection with any contracts or agreements relating to the Hypothecated Property, the full power to institute proceedings against any Person in connection therewith and generally the full right, power and authority to carry on the business of the Grantor in connection with the Hypothecated Property in the place and stead of the Grantor. Furthermore, the Collateral Agent may, at its option, advance its own moneys (and any such advance shall bear interest at the Rate of Interest) for the payment of Taxes, wages and other charges or hypothecs, costs or expenses ranking in priority to the Obligations or the security hereof and other current operating expenses incurred before or after such taking of possession, or for any other purpose which the Collateral Agent deems necessary or advisable, but the Collateral Agent shall not in any event be obliged to advance any such moneys and shall have no liability to the Grantor or any other Person in the event that it shall elect not to do so. Moneys so advanced shall be repaid by the Grantor on demand and until repaid, shall bear interest at the Rate of Interest and be secured by the hypothecs constituted hereby. The Collateral Agent may borrow money in connection with the business and affairs of the Grantor in connection with the Hypothecated Property, in the name of and on behalf of the Grantor, and may, in the name of and on behalf of the Grantor, grant security over all or any part of the Hypothecated Property to secure the repayment of such money or any other obligations undertaken by the Collateral Agent pursuant hereto in connection with the Hypothecated Property.

                 10.3 SURRENDER: If the Collateral Agent exercises its hypothecary right of taking possession for the purpose of administration, the Grantor hereby binds and obliges itself to yield up possession of and surrender the Hypothecated Property to the Collateral Agent on demand and agrees to put no obstacles and not to hinder the rights and recourses of the Collateral Agent, but to facilitate by all legal means, the actions of the Collateral Agent hereunder and not to interfere with the powers hereby granted to the Collateral Agent pursuant to this Deed and at Law.

                 10.4 DOCUMENTS: If an Event of Default occurs and is continuing, the Grantor shall forthwith by and through its officers and directors execute such documents and transfers as may be necessary to place the Collateral Agent in legal possession of any or all of the Hypothecated Property in order to transfer the control of the administration to the Collateral Agent and thereupon all the powers, functions, rights and privileges of each and every of the directors and officers of the Grantor shall cease and determine with respect to such Hypothecated Property unless specifically continued in writing by the Collateral Agent for specific purposes.


11.              SALE BY COLLATERAL AGENT:

                 11.1 SALE: The Grantor agrees that with respect to any sale by the Collateral Agent of all or any part of the Hypothecated Property in the exercise of the Collateral Agent's rights hereunder or at

Law upon the occurrence of an Event of Default which is continuing, it will be commercially reasonable to sell all or any part of the Hypothecated Property:

                 11.1.1           together or separately;

                 11.1.2 by auction or by call for tenders by advertising such sale or call for tenders once in a local daily newspaper of the Collateral Agent's choice at least seven (7) days prior to such sale or close of call for tenders;

                 11.1.3 by sale by agreement after receipt by the Collateral Agent of a bona fide offer from at least one prospective purchaser, who may include a Person related to or affiliated with the Collateral Agent or customers of the Collateral Agent; and

                 11.1.4           by any combination of the foregoing;

and any such sale may be on such terms as to credit or otherwise and as to upset price or reserve bid or price as the Collateral Agent in its sole discretion may deem advantageous, and the Grantor agrees that the price received at any such sale shall constitute a commercially reasonable price.

                 11.2 OTHER SALES: The foregoing shall not preclude the Collateral Agent from agreeing to sell, or making any sale in any other manner not prohibited by Law nor shall it be interpreted to mean that only a sale made in conformity with the foregoing is commercially reasonable or that only the price received at a sale made in conformity with the foregoing shall constitute a commercially reasonable price.

                 11.3 TIMING OF SALE: The Collateral Agent may at its entire discretion, determine the appropriate moment for such sale to be conducted and the Grantor acknowledges and agrees that such determination by the Collateral Agent will not constitute unnecessary delay.


12. APPLICATION OF MONEYS: All amounts collected by the Collateral Agent (or collected by the Grantor as agent for the Collateral Agent) in enforcing the rights under this Deed and all sums received by the Collateral Agent arising from the possession and administration of or from the sale or other realization (except by way of taking in payment) of all or any part of the Hypothecated Property, including Claims and Immovable Claims, shall be applied by the Collateral Agent, to the extent permitted by applicable Law, in accordance with the provisions of the Intercreditor and Collateral Agency Agreement, the Term Loan Agreement or the Indenture in respect of the application of moneys.


13. APPLICATION NOT PAYMENT: Notwithstanding any Law, agreement, usage or custom to the contrary, including Article 2743 of the Civil Code of Quebec, receipt by the Collateral Agent (or by the Grantor as agent for the Collateral Agent) of any Claims, Rents or Immovable Claims shall not operate as payment of any Obligations unless the Collateral Agent expressly applies the amounts so received in reduction of such Obligations in accordance with this Deed and to the extent only of such application.

14. APPOINTED ATTORNEY OF THE GRANTOR: The Grantor hereby irrevocably nominates, constitutes and appoints the Collateral Agent and any Person further designated by the Collateral Agent, upon the occurrence of an Event of Default which is continuing, to be the lawful attorney-in-fact and mandatary of the Grantor for and in the name and on behalf of the Grantor to execute and do any deeds, documents, transfers, demands, conveyances, assignments, assurances, consents and things which the Grantor ought to sign, execute or do hereunder and to commence, continue and defend any proceedings authorized to be taken hereunder and generally to use the name of the Grantor in the exercise of all or any of the powers hereby conferred on the Collateral Agent and any agent appointed hereunder.


15. REMEDIES CUMULATIVE: No remedy, right or recourse of the Collateral Agent conferred or reserved hereunder is intended to be exclusive of any other remedy, right or recourse under this Deed, under any other security or at Law, but each and every such remedy shall be cumulative, and shall be in addition to every other remedy, right or recourse given hereunder or now existing or hereafter to exist by contract or by Law. The exercise by the Collateral Agent of any right, remedy or recourse available to it pursuant to this Deed or at Law shall not preclude the Collateral Agent from exercising any other right, remedy or recourse at any time or from time to time.


16. JUDGMENT FOR AMOUNTS REMAINING DUE: In the case of any judicial or other proceedings to enforce the security hereby constituted, and without limiting any right of the Collateral Agent to obtain judgment for any greater amount, judgment may be rendered against the Grantor in favour of the Collateral Agent for any amount which may remain due in respect of the Obligations after the application to the payment thereof of the proceeds of any sale of all or part of each of the Hypothecated Property or any or all of them or any additional security therefor.


17. PAYMENTS TO THIRD PARTIES: If the Collateral Agent is at any time or from time to time required to make a payment pursuant to this Deed, any such payment or payments, and all costs of the Collateral Agent (including legal costs and legal fees) shall be at once payable by the Grantor and shall bear interest at the Rate of Interest, and the repayment thereof to the Collateral Agent shall be secured hereby.


18.              OTHER PROVISIONS CONCERNING THE
                 COLLATERAL AGENT: By way of supplement to the provisions of any applicable Laws and without limiting any provisions of this Deed dealing with the same subject matters, the Grantor agrees that upon the occurrence of an Event of Default which is continuing:

                 18.1 The Collateral Agent and any agent or Receiver appointed by it shall, as regards all the powers, authorities and discretions vested in them have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof;

                 18.2 Neither the Collateral Agent nor any agent or Receiver appointed by it shall be responsible or liable, otherwise than for any debts contracted by them, for damages to persons or property, or for salaries or non-fulfilment of contracts during any period during which the Collateral Agent or such agent or Receiver shall manage the Hypothecated Property or any part thereof upon or after entry as herein provided and the Collateral Agent shall not be bound to do, observe or perform or to see to the observance or performance by the Grantor of any of the Grantor's obligations pursuant to this Deed or to other Persons, nor in any other way to supervise or intervene in the conduct of the Grantor's operation of any of the Hypothecated Property (or any portion thereof or any asset or right comprised therein);

                 18.3 In the event of any sale in accordance with the provisions of this Deed, whether by the Collateral Agent, by any agent or Receiver or under judicial proceedings, the Grantor shall execute and deliver to the purchaser on demand any instrument or assurance reasonably necessary to confirm to the purchaser the title of the property so sold and, in the case of any such sale, the Collateral Agent is hereby irrevocably authorized by the Grantor to execute on its behalf any such confirmatory instrument or assurance;

                 18.4 No Person dealing with the Collateral Agent or its agents or any Receiver shall be concerned to inquire whether the powers which the Collateral Agent or such agents or Receiver are purporting to exercise have become exercisable, or whether any money remains due on the security of this Deed, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Collateral Agent or such agents or Receiver with the Hypothecated Property or to see to the application of any money paid to the Collateral Agent or such agents or Receiver. In the absence of fraud on the part of such Person, such dealings shall be deemed, insofar as regards the safety and protection of such Person, to be within the powers hereby conferred and to be valid and effectual accordingly;

                 18.5 Subject to applicable Laws, no delay or omission of the Collateral Agent to exercise any right or power accruing upon any Event of Default shall impair such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein and every power and remedy given hereby to the Collateral Agent may be exercised by it from time to time and as often as may be deemed expedient by it.

                 18.6 The Collateral Agent may invest any Person with the powers vested in the Collateral Agent pursuant to this Deed or at Law, or appoint any Person to perform the powers vested in the Collateral

Agent pursuant to this Deed and at Law for and on behalf of the Grantor, in which case the following provisions shall apply:

                 18.6.1 every such Person shall be the irrevocable mandatary of the Grantor for the collection of all Claims or other sums falling due in respect of all or any part of each of the Hypothecated Property or any or all of them;

                 18.6.2 every such Person shall have the power to carry on the enterprise of the Grantor, in whole or in part, with respect to all or any part of each of the Hypothecated Property or any or all of them, and may, in the discretion of the Collateral Agent, be vested with all or any of the powers and discretion of the Collateral Agent hereunder;

                 18.6.3 the Collateral Agent may from time to time determine the reasonable remuneration of every such Person who shall be entitled to deduct the same out of the receipts from any part of each of the Hypothecated Property or any or all of them or the proceeds therefrom;

                 18.6.4 every such Person shall, as concerns the responsibility for his acts or omissions, be deemed the agent, or mandatary, or attorney of, or employed or engaged by the Grantor and in no event an agent or employee of the Collateral Agent;

                 18.6.5 the engagement or appointment of every such Person by the Collateral Agent shall not create any liability on the part of the Collateral Agent to such Person in any respect and such engagement, appointment or delegation or anything which may be done by any such Person or the removal of any Person or the termination of any such appointment or engagement shall not have the effect of creating any liability of any nature whatsoever of any such Person towards the Collateral Agent;

                 18.6.6 every such Person shall from time to time have the power to operate, in accordance with normal practice, all or any part of each of the Hypothecated Property or any or all of them, cancel any contracts and renew from time to time any or all of the contracts, for such term and subject to such provisions as such Person may deem advisable or expedient including exercising all rights and recourses available to the Grantor and in so doing every such Person shall act as the attorney, or mandatary, or agent of the Grantor and shall have the authority to execute, whether or not under seal, any contract in the name of and on behalf of the Grantor and the Grantor undertakes to and does hereby ratify and confirm whatever any such Person may do;

                 18.6.7 every such Person shall have full power to manage, operate, repair, alter, complete, preserve, maintain or extend all or any part of each of the Hypothecated Property or any or all of them in the name of the Grantor for the purpose of securing the payment of the Obligations, including taking all such steps as the Collateral Agent may consider necessary or desirable for the purposes of completing all or any part of each of the Hypothecated Property or any or all of them, or any improvements or additions thereto as the Collateral Agent may determine and for such purposes to enter into all such contracts and undertake all such obligations as the Collateral Agent may determine, and obtain security therefor upon the Hypothecated Property; provided that the Collateral Agent shall not be under any obligation to complete any Buildings or any additions or improvements thereto.

19. POWER TO INSTITUTE SUITS: The Collateral Agent shall have power to institute and maintain such suits and proceedings as it may be deemed necessary or expedient to prevent any impairment of the security hereunder by any acts of the Grantor, or of others, in violation of this Deed or unlawful, or as the Collateral Agent may deem necessary or expedient to preserve and to protect its interests in respect of all or any part of the Hypothecated Property.


20. OTHER SECURITY: In the event that the Collateral Agent for its own account and for the account of the Trustee, the Administrative Agent, the Noteholders and the Lenders, or any Noteholder or Lender holds any security on account of the Obligations, or any part thereof, in addition to the hypothecs constituted hereunder, no single or partial exercise by the Collateral Agent for its own account or for the account of the Trustee, the Administrative Agent, the Noteholders or the Lenders, or by the Noteholders or the Lenders (or any of them), of any of their respective remedies under this Deed or under any such additional security shall preclude any other and further exercise of any other right, power or remedy pursuant to this Deed or pursuant to any of such additional security. The Collateral Agent for its own account and for the account of the Trustee, the Administrative Agent, the Noteholders and the Lenders, shall at all times have the right to proceed against all or any portion of each of the Hypothecated Properties or such additional security in such order and in such manner as it shall in its discretion deem fit without waiving any rights which the Collateral Agent for its own account and for the account of the Trustee, the Administrative Agent, the Noteholders and the Lenders, may have pursuant to this Deed, any such additional security, or in Law or in equity or otherwise. Without limiting the generality of the foregoing, the Grantor hereby acknowledges and agrees that the hypothecs granted hereunder are given in addition to and not in substitution for any other security given by the Grantor or PAI in connection with the Obligations.

21. DISCHARGE: After the Obligations and the Accessories have been paid in full, the Collateral Agent shall, at the written request and expense of the Grantor, cancel and discharge the charges of this Deed, relating to the Hypothecated Property or otherwise, and execute and deliver to the Grantor such deeds or other instruments as shall be requisite to effect the cancellation of the publication hereof.

                 The registrar of any registration division in which any properties affected by this Deed are situate shall discharge and cancel the publication of any hypothec constituted hereby upon the publication of any acquittance, discharge, release, main-levee or document to that effect signed by the Collateral Agent, without being obliged to see that any of the conditions of this Deed or the Bond have been fulfilled.

22. COMMUNICATIONS: All communications provided for or permitted hereunder shall be given and any demand to any of the Parties shall be made in accordance with the notice provisions of the Intercreditor and Collateral Agency Agreement.


23.              SCHEDULES

                 23.1             FIRST SCHEDULE:  This is the First Schedule
                    referred to in this Deed:

                 An immovable property composed of the following:

                 FACTORY:

                 An immovable property known and designated as being composed of the following lots:

                 a) resubdivision ONE of subdivision ONE of original lot EIGHT HUNDRED AND SEVENTY-NINE (879-1-1) of the Official Cadastre of the Parish of Saint-Edouard-de-Gentilly, Registration Division of Nicolet;

                 b) subdivision SEVENTEEN of original lot EIGHT HUNDRED AND SEVENTY-NINE (879-17) of the Official Cadastre of the Parish of Saint-Edouard-de-Gentilly, Registration Division of Nicolet;

                 c) subdivision THIRTY-FOUR of original lot SEVEN HUNDRED AND EIGHT (708-34) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour,
                          Registration Division of Nicolet;

                 d) subdivision ONE HUNDRED AND EIGHTEEN of original lot SEVEN HUNDRED AND EIGHT (708-118) of the Official Cadastre of the Parish of
                          Notre-Dame-de-la-Nativite-de-Becancour, Registration
                          Division of Nicolet;

                 With all the buildings, constructions and accessories thereon erected, including the building bearing civic number 675 Alphonse Deshaies Boulevard, Town of Becancour, Province of Quebec, G0X 1B0.

                 As the said immovable property now subsists, with all its rights, members and appurtenances, without exception or reserve of any kind.

                 With and subject to all active and passive, apparent or non apparent servitudes attached thereto.

                 The said immovable property is shown on a plan prepared by Mr. Gaston Lemay, Quebec Land Surveyor, dated October 14,

                 1997, bearing his minute number 2812 (his file number 4-14614-C-1).


                 WASTE BURYING SITE:

                 A waste burying site known and designated as being composed of the following lots, namely:

                 a) Subdivision ONE of original lot TWO HUNDRED AND THIRTY-THREE (233-1) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour,
                          Registration Division of Nicolet;

                 b) Subdivision ONE of original lot TWO HUNDRED AND THIRTY-FIVE (235-1) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour,
                          Registration Division of Nicolet;

                 c) Subdivision ONE of original lot TWO HUNDRED AND SEVENTY-EIGHT (278-1) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour,
                          Registration Division of Nicolet;

                 d) Original lot SEVEN HUNDRED AND TWENTY-EIGHT (728) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour, Registration
                          Division of Nicolet.

                 With all the buildings, constructions and accessories thereon erected, including the building bearing civic number 6005 Du Chemin de Fer Street, Town of Becancour, Province of Quebec, GOX 1B0.

                 As the said immovable property now subsists, with all its rights, members and appurtenances, without exception or reserve of any kind.

                 With and subject to all active and passive, apparent or non apparent servitudes attached thereto.

                 The said immovable property is shown on a plan prepared by Mr. Gaston Lemay, Quebec Land Surveyor, dated October 14, 1997, bearing his minute number 2811 (his file number 4-14614-C-2).

                 VACANT LAND:

                 An emplacement being a vacant land situated in the Town of Becancour, known and designated as being composed of the following lots, namely:

                 a) Subdivision ONE of original lot TWO HUNDRED AND FORTY (240-1) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour, Registration
                          Division of Nicolet; and

                 b) Subdivision TWO of original lot TWO HUNDRED AND FORTY-ONE (241-2) of the Official Cadastre of the Parish of Notre-Dame-de-la-Nativite-de-Becancour,
                          Registration Division of Nicolet;

                 As the said immovable property now subsists, with all its rights, members and appurtenances, without exception or reserve of any kind.

                 With and subject to all active and passive, apparent or non apparent servitudes attached thereto.

                 The said immovable property is shown on a plan prepared by Mr. Gaston Lemay, Quebec Land Surveyor, dated October 14, 1997, bearing his minute number 2810 (his file number 4-14614-C-3).


24.              INTERPRETATION AND MISCELLANEOUS

                 24.1 CURRENCY: All dollar amounts expressed herein are expressed as being lawful money of Canada except as otherwise specifically expressed herein.

                 24.2 HEADINGS: The headings of all the Articles hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this Deed.

                 24.3 GOVERNING LAW: This Deed shall be deemed to be made under and governed by the Laws of the Province of Quebec and the rights and obligations of the Parties contemplated hereunder shall be interpreted in accordance with the Laws of the Province of Quebec. The Grantor hereby irrevocably attorns to the jurisdiction of the Courts of Quebec.

                 24.4 INTERPRETATION: All references in this Deed to designated "Articles", "sections" and other subdivisions or Schedules are to the designated Articles, sections and other subdivisions or Schedules of or attached to this Deed.

                 24.5 GENDER: The singular of any term includes the plural, and vice versa; the use of any term is generally applicable to any gender and where applicable, a body corporate; the word "or" is not exclusive; and the word "including" is not limiting (whether or not non limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto).

                 24.6 TIME OF ESSENCE: Time is in all respects of the essence of this Deed. In addition to any other circumstances where the Grantor has been put in default by operation of Law, the occurrence of an Event of Default as provided hereunder shall constitute the Grantor in default without any further requirement of notification or demand (other than as specifically contemplated hereunder).

                 24.7 SEVERABILITY: If any covenant or condition in this Deed or any provision or part thereof shall be invalid or void for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance.

                 24.8 SUCCESSOR: This Deed shall enure to the benefit of and be binding upon the Grantor, the Collateral Agent and their respective successors and assigns.

                 24.9 ASSIGNMENT: The Collateral Agent, and any assignee of the Collateral Agent, may at any time, and from time to time, assign in whole or in part, their right, title and interest under this Deed, including, without limitation, the security created hereunder.

                 24.10            CONFLICT:    If any term, condition or
provision of this Deed is inconsistent or in conflict with any term, condition or provision of the Term Loan Agreement or the Indenture, as the case may be, the relevant term, condition or provision of the Term Loan Agreement or the Indenture, as the case may be, shall govern and prevail and this Deed shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency save and except in respect of the provisions of this Deed which relate to the creation and enforcement of the hypothecs hereby constituted, which provisions shall govern and prevail over the provisions of the Term Loan Agreement or the Indenture, as the case may be.

                 24.11 LANGUAGE: The Parties have required that this Deed and all related documents be in English; les parties ont exige que cet acte ainsi que tous documents s'y rapportant soient rediges en anglais.

         WHEREOF ACT, done and passed at the City of Montreal on the date aforesaid, and remains of record in the office of the undersigned Notary under his minute number Two thousand nine hundred and fifty-four (2,954).

                 The representatives of the parties declared to the Notary to have taken cognizance of the present deed and to have exempted him from reading same, following which the representatives of the parties signed in the presence of the Notary and as follows:


                                  PCI CHEMICALS CANADA INC./
                                  PRODUITS CHIMIQUES PCI CANADA
                                  INC.



                                  Per: /s/ Robert C. Williams
                                      -------------------------


                                  UNITED STATES TRUST COMPANY OF
                                  NEW YORK



                                  Per: /s/ Rita De Santis
                                      -------------------------


                                  -----------------------------
                                  Kevin Leonard, Notary